Exhibit (d)(16)

EXECUTIVE OFFICERS WITH EMPLOYMENT AGREEMENTS

Robert V. Ahlgren

Michael K. Bresson

Dennis Brown

Gary J. Marmontello

Peter Scheu

Mark F. Stuppy

Stephen K. Wiatt